Exhibit 10.6

Guaranty

This GUARANTY (this “Guaranty”), dated as of June 1, 2021, is made by NOVA ORTHO AND SPINE, PLLC, a Florida limited liability company (“Guarantor”), in favor and for the benefit of SILAC INSURANCE COMPANY, a Utah corporation (“Beneficiary”).

RECITALS

WHEREAS, all the membership interests of the Guarantor are being acquired simultaneously herewith by Cardiff Lexington Corporation, a Nevada corporation (the “CLC”) pursuant to the Stock Purchase Agreement (the “SPA”) by and among Guarantor, Guarantor’s members, and CLC. The funds to finance the SPA are being provided by Beneficiary pursuant to the “Securities Purchase Agreement” (the “Purchase Agreement”) and among CLC and certain purchasers outlined therein whereby CLC is issuing Series N Senior Convertible Preferred Stock, and a Warrant (collectively, the “Securities”) to Beneficiary. The various obligations of CLC set forth in the documents and agreements outlining the rights of the holders of the Series N. Senior Convertible Preferred Stock, and a Warrant are referred to herein as the “Securities Obligations” and include, without limitation, the dividends, liquidation preferences, redemptions, and any interest thereon or otherwise due on the Securities and all covenants, duties, debts, obligations, other obligations (monetary or otherwise), whether primary or secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise.

WHEREAS, as the wholly owned subsidiary of CLC and as the beneficiary entity of the Securities issued to finance the SPA, Guarantor will derive substantial direct and indirect benefits from the SPA, the Purchase Agreement and issuance of the Securities.

WHEREAS, it is a condition precedent to the Purchase Agreement and the acceptance of the Securities by the purchasers thereof, that Guarantor shall have executed and delivered this Agreement. The purchasers would not have agreed to enter into the Purchase Agreement all transactions related thereto without this Guaranty as a material inducement.

NOW, THEREFORE, in consideration of the substantial direct and indirect benefits derived by Guarantor from the Securities and transactions outlined in the SPA, the Purchase Agreement, and the transactions contemplated thereby, and in order to induce Beneficiary to extend the enter into the Purchase Agreement, the parties hereto hereby agree as follows:

AGREEMENT

1.                  Guaranty; Pledge of All Assets. Guarantor absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment and performance of all present and future obligations, liabilities, covenants and agreements required to be observed and performed or paid or reimbursed by CLC under or relating to the Securities Obligations and the Purchase Agreement, plus all costs, expenses and fees (including the reasonable fees and expenses of Beneficiary’s counsel) in any way relating to the enforcement or protection of Beneficiary’s rights hereunder (collectively, the “Obligations”). To support this Guaranty, Guarantor is pledging all of its assets as further security for its Obligations by a separate security agreement executed and delivered in connection herewith.

2.                  Guaranty Absolute and Unconditional. Guarantor agrees that its Obligations under this Guaranty are irrevocable, continuing, absolute and unconditional and shall not be discharged or impaired or otherwise affected by, and Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)                 Any illegality, invalidity or unenforceability of any Obligation or the Purchase Agreement or any related agreement or instrument, or any law, regulation, decree or order of any jurisdiction or any other event affecting any term of the Obligations.

(b)                Any change in the time, place or manner of payment or performance of, or in any other term of the Obligations, or any rescission, waiver, release, assignment, amendment, or other modification of the Purchase Agreement or Securities.

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(c)                 Any taking, exchange, substitution, release, impairment, amendment, waiver, modification or non-perfection of any collateral or any other guaranty for the Obligations, or any manner of sale, disposition, or application of proceeds of any collateral or other assets to all or part of the Obligations.

(d)                Any default, failure, or delay, willful or otherwise, in the performance of the Obligations.

(e)                 Any change, restructuring or termination of the corporate structure, ownership, or existence of Guarantor or CLC or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting CLC or its assets or any resulting restructuring, release, or discharge of any Obligations.

(f)                  Any failure of Beneficiary to disclose to Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties, or prospects of CLC now or hereafter known to Beneficiary, Guarantor waiving any duty of Beneficiary to disclose such information.

(g)                The failure of Beneficiary to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Purchase Agreement, related agreement, or otherwise.

(h)                Any other circumstance (including, without limitation, any statute of limitations), act, omission, or manner of administering the Securities, the Purchase Agreement, or any existence of or reliance on any representation by Beneficiary that might vary the risk of Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Guarantor.

3.                   Certain Waivers; Acknowledgments. Guarantor further acknowledges and agrees as follows:

(a)                 Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Obligations, until the complete, irrevocable, and indefeasible payment and satisfaction in full of the Obligations.

(b)                This Guaranty is a guaranty of payment and performance and not of collection. Beneficiary shall not be obligated to enforce or exhaust its remedies against CLC before proceeding to enforce this Guaranty.

(c)                 This Guaranty is a direct guaranty and independent of the obligations of CLC under the Purchase Agreement or encompassed by the Securities Obligations. Beneficiary may resort to Guarantor for payment and performance of the Obligations whether or not Beneficiary shall have resorted to any collateral therefor or shall have proceeded against CLC or any other guarantors with respect to the Obligations. Beneficiary may, at Beneficiary’s option, proceed against Guarantor and CLC, jointly and severally, or against Guarantor only without having obtained a judgment against CLC.

(d)                Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Guaranty and any requirement that Beneficiary protect, secure, perfect or insure any lien or any property subject thereto.

(e)                 Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is voided, rescinded, or recovered or must otherwise be returned by Beneficiary upon the insolvency, bankruptcy, or reorganization of CLC.

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4.                Subrogation. Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement, or indemnification for payments made under this Guaranty until all Obligations shall have been indefeasibly paid and discharged in full.

5.                Representations and Warranties. To induce Beneficiary to enter into the Purchase Agreement and accept the Securities used to finance the SPA, Guarantor represents and warrants that: (a) Guarantor is a duly organized and validly existing limited liability company duly organized and in good standing under the laws of Florida; (b) this Guaranty constitutes Guarantor’s valid and legally binding agreement in accordance with its terms; (c) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary action and will not violate any order, judgment or decree to which Guarantor or any of its assets may be subject; and (d) Guarantor is currently solvent and will not be rendered insolvent by providing this Guaranty.

6.                Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Guarantor may not, without the prior written consent of Beneficiary, assign any of its rights, powers, or obligations hereunder. Beneficiary may assign this Guaranty and its rights hereunder without the consent of Guarantor. Any attempted assignment in violation of this section shall be null and void.

7.                Governing Law; Service of Process. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEVADA, WITHOUT REFERENCE TO ANY CHOICE OF LAW DOCTRINE.

8.                Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OBLIGATIONS HEREUNDER.

9.                Cumulative Rights. Each right, remedy and power hereby granted to Beneficiary or allowed it by applicable law or other agreement shall be cumulative and not exclusive of any other and may be exercised by Beneficiary at any time or from time to time.

10.              Severability. If any provision of this Guaranty is to any extent determined by final decision of a court of competent jurisdiction to be unenforceable, the remainder of this Guaranty shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

11.              Entire Agreement; Amendments; Headings; Effectiveness. This Guaranty and the accompanying security agreement referenced in Section 1 constitutes the sole and entire agreement of Guarantor and Beneficiary with respect to the subject matter hereof and supersedes all previous agreements or understandings, oral or written, with respect to such subject matter. No amendment or waiver of any provision of this Guaranty shall be valid and binding unless it is in writing and signed, in the case of an amendment, by both parties, or in the case of a waiver, by the party against which the waiver is to be effective. Section headings are for convenience of reference only and shall not define, modify, expand, or limit any of the terms of this Guaranty. Delivery of this Guaranty by facsimile or in electronic (i.e., pdf or tif) format shall be effective as delivery of a manually executed original of this Guaranty.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

NOVA ORTHO AND SPINE, PLLC, a New York limited liability company
By /s/ Alex Cunningham Name: Alex Cunningham Title: CEO

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